Exhibit 10.23

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into this 1st day of June, 2012, by and between Assured Pharmacy Inc., a Nevada corporation (the "Company"), with offices located at 2595 Dallas Parkway, Suite 206, Frisco, TX, 75034, and Jack Edward Brooks, and individual residing at 1029 East Drive, Beaumont TX 77706 ("Consultant"), with reference to the following facts:

A.   Consultant possesses special skills, knowledge and qualifications beneficial to the business of the Company.

B. The parties hereto desire to enter into an Agreement under which Consultant will provide services to the Company.

C.   The parties intend that Consultant shall be an independent contractor with the Company under this Agreement and not an employee of the Company.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Engagement and Term. The  Company  hereby  engages  the services  of the  Consultant  and the  Consultant accepts such engagement on the terms and conditions set forth herein for a term (the "Term") commencing on the date hereof and terminating on August 1, 20 I2.

2. Duties. Consultant shall be engaged to provide consulting services for the Company with respect to the conduct of its business affairs. Such duties shall consist of the rendering of advice upon request in connection with relations between the Company and any outside professionals; relations between the Company and its shareholders and investors. The Company may instruct the Consultant to perform services for its clients and customers. Consultant shall perform such other duties pertaining to the Company's business as the Company and Consultant shall from time to time mutually agree.

3. Nature of Services. Consultant agrees to perform diligently and to the best of his talents, skills and expertise, all services which he is required to perform under this Agreement and to devote such productive  time thereto as Consultant reasonably determines to be necessary and appropriate to fulfill Consultant's obligations hereunder. Consultant shall not delegate the performance of any such services to any other person, firm or corporation without the prior written consent of the Company. Consultant shall have the right to engage in any other gainful activities and businesses in his sole and absolute discretion, provided that Consultant hereby agrees that he shall not engage in any activities or businesses which conflict or compete with the activities and business of the Company. Consultant's services hereunder need not be performed at the Company's offices.

4.  Compensation. The  Company  shall  pay  to  Consultant  or,  at  Consultant's  direction  to  his  Designee,  and Consultant agrees to accept as payment in full for all services rendered by him to the Company during the Term, 65,000 shares of the Company's common stock (issued in two tranches: Tranche A for 15,000 shares and Tranche B for 50,000 shares). Such shares shall be issued to Consultant promptly following the initiation of this agreement, such issuance shall be non-fundable notwithstanding any termination of this Agreement such shares shall be fully paid and non-assessable and not subject to any liens.

Claims or encumbrances upon delivery to Consultant.

5. Expenses and Taxes. The Consultant shall be solely responsible for all out-of-pocket expenses incurred by Consultant in the performance of his duties hereunder, unless separate arrangements are made and mutually agreed upon in advance. Additionally, the Consultant shall be responsible for his income tax liability consistent with his status as an independent contractor.

6.  Confidential Relationship Created by Agreement.  Consultant acknowledges  and agrees that this agreement creates a relationship of confidence and trust on the part of Consultant for the benefit of the Company.  During the Term of this agreement, Consultant may be responsible, in whole or in part, for the creation of; or may acquire certain "Confidential Information" (as herein-after defined) from or regarding the Company's employees, agents, and representatives or documents, or otherwise as a result of performing the services of Consultant hereunder. Consultant acknowledges and agrees that the Company would not have entered into this Agreement unless the Company were assured that all such confidential information would be held in confidence y Consultant, in trust for the sole benefit of the Company, and according to the terms set forth in this paragraph 6.  During the Term of this Agreement and at all times thereafter, Consultant shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except the Company's personnel entitled thereto and other persons designated in writing by the Company. Consultant shall not cause, suffer or permit the Confidential Information to be used for the gain or benefit of any party outside of the Company or for Consultant's personal gain or benefit outside the scope of Consultant's engagement by the Company

The term  "Confidential Information", as  used herein, means all information or material  not  generally known by non-company personnel which (a) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company; (b) which is owned  by he Company  or in which the Company has an interest  and (c) which is either (i) marked "Confidential Information," "Proprietary Information" or other similar  marking,  (ii)  known by the Consultant  to be considered  confidential and proprietary by  the Company  or  (iii)  from  all  the  relevant circumstances should reasonably be assumed by Consultant to be confidential and proprietary to the Company. Confidential Information includes. but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas,  models,  flow charts,  software  in various stages of development,  source codes, object codes, research  and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential information, whether or not owned or developed by the  Company.   NOTWITHSTANDING THE ABOVE,  HOWEVER, NO  INFORMATION CONSTITUTES CONFIDENTIAL INFORMATION IF IT IS GENERIC  INFORMATION  OR   GENERAL  KNOWLEDGE  WHICH   CONSULTANT  WOULD    HAVE LEARNED IN THE COURSE OF PERFORMING SIMILAR  CONSULTING SERVICES ELSEWHERE IN THE TRADE OR IF IT IS OTHERWISE PUBLICLY KNOWN AND  IN THE   PUBLIC  DOMAIN.

Consultant agrees not to make any written use of or reference to the Company's name  for any marketing, public relations, advertising, display or other business purpose or make any use of the Company's facilities for any activity unrelated to the express business purposes and interests of the Company under this Agreement, without the prior consent of the Company, which consent may be withheld or granted in the Company's sole and absolute discretion.

Consultant acknowledges and agrees that the remedy at law for the breach of any provision of this Paragraph 6 may be inadequate and that the Company shall be entitled to injunctive relief without bond, in addition to any other rights or remedies which the Company may have for such breach.

Consultant agrees that the obligations, covenants and agreements of consultant and the rights of the Company as set forth in this paragraph 6 shall survive any termination expiration of this agreement.

7. No Conflicting Agreements. Consultant warrants and represents that there are no agreements to which he is a party which would prevent his timely and complete performance of the terms and conditions of this agreement, and Consultant agrees not to enter into any such agreement during the term of this Agreement.

8.  Indemnification. Each party, (Indemnifying Party) agrees to indemnify and hold harmless the other party (Indemnified Party) and each of the Indemnified Party's directors, officers, agents, employees, and controlling persons against any losses, claims, damages, or liabilities related to or arising out of any actions or omissions committed by the Indemnifying Party hereunder (including   any  violations  of  applicable   federal   and  state  securities   laws).  The provisions of this section shall survive any termination of this Agreement and shall be binding upon any successors or assigns of the Company.

9. Notice. All notices or demands of any kind which either party hereto may be required or desires to serve upon the other party under the terms of this Agreement shall be in writing and shall be served upon such other party by personal delivery  upon such other party or by leaving a copy of said  notice or demand, addressed  to such other party at the address set forth below, whereupon service shall be deemed completed, or by mailing a copy thereof  by certified or registered mail, postage prepaid with return receipt requested, to the appropriate address set forth below.

If  to Consultant:
Jack Edward Brooks
1029 East Drive
Beaumont, TX 77706

If  to the Company:
Assured Pharmacy, Inc.
2595 Dallas Parkway, Suite 206
Frisco, TX 75034

In the case of service by mail, it shall be deemed complete at the expiration of the third day after the date of mailing. The addresses to which notices and demands shall be delivered or sent may be changed from time to time by notice served as hereinabove provided.

10.  Attorneys' Fees.  In the event of any action or  proceeding  between  the  parties  hereto  to enforce any provision or right hereunder, the unsuccessful party to such action or proceeding agrees to pay the successful party all costs and expenses, including but not limited to, actual attorneys' fees incurred therein by such successful party, which  costs, expenses and  attorneys' fees  shall  be  included in and  as  a part  of  any  judgment or  award  rendered in  such action or proceeding.

11. Relationship and Authority. The relationship between the Company and Consultant intended to be created by this agreement is that of independent contractor and nothing herein  contained shall  be construed as creating a relationship of employer and  employee  or  principal  and  agent  between  the  parties  hereto.  Consultant agrees that he shall neither act nor make any representation that he is authorized to act as an agent or officer of the Company.

12. Assignment. The services to be rendered and the duties to be performed by Consultant  hereunder are of a unique and personal nature. Nothing contained in this agreement shall be construed to permit  assignment  by consultant of any right or obligation under this agreement and any such assignment is expressly prohibited except  Consultant may direct the Company to issue any portion of his compensation to Designee.

13. Paragraph Headings. The headings of the several paragraphs of this agreement are  inserted solely  for convenience of reference and are  not part of and are not intended  to govern,  limit  or aid  in the construction of any term or provision hereof.

14. Entire Agreement. This Agreement is intended to constitute the  final,  entire, complete and  exclusive agreement between  the parties  hereto  pertaining to the subject matter  hereof  and expressly supersedes all prior written and oral agreements and understandings between the parties hereto with respect to the subject matter hereof.

15. Engagement at Will. Any continuance of Consultant's engagement by Company and  Consultant after expiration of the term of this Agreement shall  be deemed  an engagement at will and shall be subject  to termination with or without cause by either Company or Consultant upon delivery  of notice  thereof  to the other party. Any such continuance of engagement shall be upon the terms and conditions then negotiated

16. Waiver; Modification. No provision of this Agreement may be amended or modified, or the termination or discharge thereof  agreed  to or  acknowledged orally,  but  such  may  be  accomplished only  by an  agreement   in writing   signed   by  the  party  against   whom  the  enforcement  of  any  such   waiver,   amendment,  modification, termination or discharge is sought.

17. Severability. The provisions of this Agreement are severable, and in the event that any provision is declared invalid, this Agreement shall be interpreted as if such invalid provision were not contained herein.

18. Applicable Law. This  Agreement  shall  constitute a contract  under  the  laws of the  State  of Texas  and shall  be governed  and construed in accordance with the laws of said  state.  The Parties agree that Texas shall be the proper forum and venue for any dispute arising out of this agreement.

19. Execution of Documents. The  Company and  Consultant shall, whenever and  as  often  as  reasonably requested to do so by any other  party, execute, acknowledge and deliver or cause  to be executed, acknowledged or delivered, any and  all agreements and instruments as may  be necessary, expedient or proper  in the opinion of the requesting party to carry out the intent and purposes of this Agreement.

20. Counterparts, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

INTENDING TO BE LEGALLY BOUND, the parties hereto have executed the agreement as of the day and year first set forth above.

“CONSULTANT”

/s/     Jack Edward Brooks
By:   Jack Edward Brooks

“COMPANY”

Assured Pharmacy, Inc.

/s/    Robert DelVecchio
By:  Robert DelVecchio
Its:  Chief Executive Officer